                               AIRCRAFT LOAN AGREEMENT

     Intending to be legally bound by this Aircraft Loan Agreement ("Agreement"), dated March 29, 1999, BANK OF HAWAII, a Hawaii corporation, whose address is 130 Merchant Street, Honolulu, Hawaii 96813 (the "Bank") and HAWAIIAN AIRLINES, INC., a Hawaii corporation, whose address is 3375 Koapaka Street, Suite G350, Honolulu, Hawaii 96819 (the "Borrower") agree as follows:


                                   I.    TERM LOAN

          1.1  LOAN.  Subject to the satisfaction of the conditions stated in
Article II of this Agreement, and on and subject to the terms stated in this Agreement, the Bank shall make a term loan (the "Loan") to the Borrower in the principal amount of ________________________________. The Loan shall be repaid, with interest thereon, in accordance with the provisions of this Agreement.

          1.2 PURPOSE. The proceeds of the Loan shall be used exclusively to finance the purchase of the Aircraft by Borrower.

          1.3 SECURITY. The Loan shall be secured by liens on or security interests in the Aircraft, the Assigned Agreements and the other Collateral described in the Security Agreement, which liens or security interests shall be of first priority unless otherwise agreed by the Bank and in the Collateral described in that certain Aircraft Security Agreement dated December 29, 1998, by and between Borrower and Bank, as the same has been or may hereafter be amended (the "1998 Security Agreement").

          1.4  INTEREST; REPAYMENT OF THE LOAN.

          (a) INTEREST RATE. The Borrower agrees to pay interest on the outstanding principal balance of the Loan at the rate of _____ per annum.

          Interest shall be computed on the basis of the actual number of days elapsed between payments and on the basis of a 365-day year (or, in leap years, on the basis of a 366-day year).

          In no event shall the Borrower be obligated to pay any amount under this Agreement that exceeds the maximum amount allowable by law. If any sum is collected in excess of the applicable maximum amount allowable by law, the excess collected shall, at the Bank's discretion, be applied to reduce the principal balance of the Loan or returned to the Borrower.

     (b)  REPAYMENT OF THE LOAN.

          (1) PAYMENT SCHEDULE. The Borrower agrees to make equal monthly payments of principal and interest, each in the amount of ____________, beginning with a payment on April 29, 1999, and continuing on the same day of each subsequent month (each such date, a "Monthly Payment Date").

          The Borrower agrees to pay in full on or before March 29, 2006, all principal and accrued interest then outstanding with respect to the Loan, not required to have been previously paid.

          (2) CURRENCY, PLACE AND DATES OF PAYMENTS. Payments shall be made in United States money in immediately available funds at the Bank's address stated below, or at such other place as the Bank shall have designated by written notice to the Borrower. Any payment due on a day that is not a Business Day shall be made on the next succeeding Business Day and the extension of time shall be included in the computation of interest.

          (3) EVIDENCE OF MAKING AND REPAYMENT OF THE LOAN. The Bank's records evidencing the date of disbursements of the Loan and the amounts of all repayments of principal and payments of interest on the Loan shall constitute prima facie evidence of the making and repayment of the Loan and of the payment of such interest. However, the Bank's making of erroneous notations in its records shall not affect the Borrower's obligation to repay the outstanding balance of principal under the Loan, and accrued interest thereon, as provided in this Agreement.

          (5) APPLICATION OF PAYMENTS. Payments under this Agreement may be applied by the Bank to the Loan and the other indebtedness evidenced by this Agreement in any manner the Bank deems appropriate. The priority of application elected by the Bank on any one occasion shall not determine any such election in the future.

          (6) PREPAYMENTS. Borrower may make prepayments of principal as hereinafter provided. Borrower shall give the Bank at least three (3) Business Days prior written notice of Borrower' intention to prepay principal. On the date designated in the aforesaid notice, Borrower shall pay: (i) the principal amount specified in said notice to be prepaid; (ii) the Prepayment Premium on the principal amount prepaid; and (iii) accrued interest on the principal amount prepaid. The Prepayment Premium shall also be payable if an Event of Default occurs and the Bank exercises its right to declare the unpaid principal and interest of the Loan to be immediately due and payable. To and including the first anniversary of the date hereof, the "Prepayment Premium" shall be equal to 3% of the principal amount prepaid. From and after the first anniversary of the date hereof to and including the fourth anniversary of the date hereof, the "Prepayment Premium" shall be equal to 2% of the principal amount prepaid. From and after the fourth anniversary of the date hereof the "Prepayment Premium" shall be equal to 1% of the principal amount prepaid. Partial prepayments shall be applied against required payments of the most remote maturity, and will not extend the dates or change the amounts of subsequent installment payments.

          1.5 EVIDENCE OF INDEBTEDNESS; LOAN DOCUMENTS. The Loan is or is to be evidenced and/or secured by this Agreement, the Note, the Security Agreement, the 1998 Security Agreement and all such other documents as the Bank may reasonably require from time to time in order to effectuate the intent of this Agreement, together with all renewals, extensions and modifications thereto (the "Loan Documents").

          1.6 THE BORROWER'S OBLIGATIONS. The Borrower's obligations to pay, observe and perform all indebtedness, liabilities, covenants and other obligations on the part of the Borrower to be paid, observed and performed under this Agreement, the Note and all other Loan Documents are herein collectively called the "Obligations".

          1.7 FEES. In respect of the Loan, the Borrower shall pay to the Bank a non-refundable fee in the amount of ____________, receipt of which is hereby acknowledged by the Bank.

                             II.    CONDITIONS PRECEDENT

     The obligation of the Bank to make the Loan is subject to the satisfaction of all of the following conditions on or before the date or dates on which the Bank shall make any disbursement of the Loan proceeds to the Borrower (the "Closing Date"):

          2.1 DOCUMENTS REQUIRED FOR CLOSING. The Bank shall have received, in each case in form and substance satisfactory to the Bank, such fully executed originals or certified copies as the Bank may have requested of each of the following, in each case as amended through the Closing Date:

          (a) CLOSING DOCUMENTS. The documents listed on Annex A attached hereto and made a part hereof.

          (b) CONSENTS. Evidence that all parties to the Loan Documents (except the Bank) have obtained all necessary and appropriate authority, approvals and consents to execute and deliver the Loan Documents.

          (c) ORGANIZATIONAL DOCUMENTS. (1) An officer's certificate from Borrower (i) certifying Borrower's articles of incorporation, by-laws and resolutions, with such resolutions authorizing the Loan and Borrower's execution, delivery and performance of the Loan Documents and (ii) containing an incumbency certification of Borrower including the name(s), title(s) and specimen signature(s) of the person(s) authorized on behalf of Borrower to execute the Loan Documents; and (2) a Certificate of Good Standing with respect to Borrower from the State of Hawaii Department of Commerce and Consumer Affairs evidencing Borrower's good standing and authority to conduct its business in the State of Hawaii.

          (d) EVIDENCE OF PRIORITY. Evidence acceptable to the Bank that the Bank's liens on and/or security interests in the Collateral have the priority required by the Bank, including, without limitation, a written opinion of Daugherty, Fowler, Peregrin & Haught, FAA counsel, and FAA lien searches.

          (e) PAYMENT OF TAXES. Evidence of (1) payment of any and all sales, transfer, use, documentation or similar taxes due in connection with the acquisition of the Aircraft by Borrower or (2) exemption from the same.

          (f) OPINION(S) OF COUNSEL. An opinion or opinions of counsel for the Borrower, addressed to the Bank, covering to the Bank's satisfaction (1) the due authorization, execution, delivery, binding effect, and enforceability of the Loan Documents; and (2) such other matters as the Bank may require.

          (g) INSURANCE. Evidence of the Borrower's compliance with the provisions stated below in Section 7.1.

          2.2  CERTAIN OTHER EVENTS.  On the Closing Date:

          (a)  No event shall have occurred and be continuing that
(1) constitutes an Event of Default, or (2)  a Default.

          (b) No material adverse change shall have occurred in the financial condition of the Borrower since the date of its most recent financial statements submitted to the Bank.

          (c) No material adverse change shall have occurred in the physical condition of the Borrower's assets since the date of this Agreement.

          (d) All legal matters incidental to the Closing shall be satisfactory to legal counsel for the Bank.

          (e)  The Borrower shall have paid to the Bank all fees described in
Section 1.7 above.

                        III.    REPRESENTATIONS AND WARRANTIES

     To induce the Bank to make the Loan, the Borrower makes the following representations and warranties to the Bank, which representations and warranties shall survive the execution of this Agreement and continue so long as the Borrower is indebted to the Bank under the Loan Documents, and until payment in full of the Loan:

          3.1 ORGANIZATION. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Hawaii and has the lawful power to own its properties, including, without limitation, the Collateral, and to engage in the business it conducts.

          3.2 NO BREACH. The execution and performance of the Loan Documents will not immediately, or with the passage of time or the giving of notice, or both:

          (a) Violate any law or result in a default under any contract, agreement, or instrument to which the Borrower is a party or by which the Borrower or its property is bound; or

          (b) Result in the creation or imposition of any security interest in, or lien or encumbrance on, any of the assets of the Borrower, except in favor of the Bank.

          3.3 AUTHORIZATION. The Borrower has the power and authority to incur and perform the Obligations, and has taken all corporate or other action necessary to authorize the execution and delivery of the Loan Documents and Borrower's incurring of the Obligations.

          3.4 VALIDITY. This Agreement, the Note and Security Agreement are, and the remainder of the Loan Documents when delivered will be, legal, valid, binding, and enforceable in accordance with their respective terms.

          3.5 FINANCIAL STATEMENTS. All financial statements or reports heretofore given by the Borrower to the Bank, including any schedules and notes pertaining thereto, were prepared in accordance GAAP and fully and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, except in the case of quarterly financial statements or reports, which are subject to changes resulting from normal year-end adjustments, and as of the date of this Agreement there have been no material adverse changes in the financial condition or business of the Borrower from the date of the most recent financial statements or reports given to the Bank.

          3.6 TAXES. Except as otherwise permitted by this Agreement and as set forth on SCHEDULE F hereto, the Borrower has filed all tax returns it was required by law to have filed prior to the date of this Agreement, has paid or caused to be paid all taxes, assessments, and other governmental charges that were due and payable prior to the date of this Agreement, and has made adequate provision for the payment of such taxes, assessments, or other charges accruing but not yet payable, and the Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments, or charges not provided for on its books.

          3.7 COMPLIANCE WITH LAW. Except to the extent that the failure to comply would not materially interfere with the conduct of the business of the Borrower, the Borrower has complied with all applicable laws in respect of: (1) restrictions, specifications, or other requirements pertaining to products that the Borrower sells or to the services it performs; (2) the conduct of its business; and (3) the use, maintenance, and operation of its properties.

          3.8 STATEMENTS AND OMISSIONS. No representation or warranty by the Borrower contained in this Agreement or in any certificate or other document furnished by the Borrower pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

          3.9 NO PENDING ACTIONS. Except as set forth on SCHEDULE F hereto, there is no pending or to the Borrower's knowledge threatened action or Proceeding affecting Borrower or any of its properties before any court, governmental agency or arbitrator which may materially and adversely affect the condition (financial or otherwise) or operations of Borrower or any of its properties or which purports to affect the validity or enforceability of the Loan Documents.

          3.10 CITIZENSHIP. Borrower is on the date hereof domiciled in the United States and is "a citizen of the United States" as defined in 49 U.S.C.
Section 40102(a)(15).

          3.11 SALES TAX. All sales, transfer, use, documentation or similar taxes, fees or other charges due and payable prior to or as of the date hereof, if any, have been paid to the extent such are in connection with the sale to and purchase by Borrower of the Aircraft.

          3.12 PRINCIPAL PLACE OF BUSINESS; PRINCIPAL HANGER LOCATION. Borrower's principal place of business and chief executive office is located at 3375 Koapaka Street, Suite G350, Honolulu, Hawaii 96819-1869 and has been located at such address for a period no less than five (5) months prior to the date hereof. The principal hangar location of the Aircraft is in Los Angeles, California.

          3.13 TITLE. Borrower owns good and marketable title to the Collateral and the Collateral is free and clear of all Liens (except for Permitted Encumbrances).

          3.14 CONDITION OF AIRCRAFT. The Aircraft is in good condition and is ready for operation.

          3.15 FIRST PRIORITY SECURITY INTEREST. Uniform Commercial Code financing statements naming Borrower as debtor and Bank as secured party and covering the Collateral subject to this Agreement and the Security Agreement will be filed in the Bureau of Conveyances of the State of Hawaii and with the Secretary of State for the State of California. The Security Agreement will be filed with the FAA. The filing of all such financing statements and the Security Agreement will create a valid perfected first priority security interest (subject only to Permitted Encumbrances) in the Collateral, securing the payment and performance of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interests will have been taken. On the Closing Date, no Person other than Bank will hold any security interest affecting the Collateral, except for Permitted Encumbrances. No effective security instrument or other instrument similar in effect covering all or any part of the Collateral will be on file on the Closing Date in any recording office or with the FAA, except such as may have been filed in favor of Bank relating to this Agreement and the Security Agreement.

          3.16 ERISA. Borrower has not incurred any accumulated unfunded deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA") nor has Borrower incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") established under such Act (or any successor thereto under such Act) in connection with any Plan. Borrower and its Subsidiaries are in compliance in all material respects with those provisions of ERISA and the regulations and public interpretations thereunder which are applicable to Borrower and its Subsidiaries, except for such noncompliance as would not have a material adverse effect on the financial condition of Borrower and its Subsidiaries taken as a whole.

          3.17 INVESTMENT COMPANY; HOLDING COMPANY. Borrower (i) is not an "investment company" as such term is defined in, or otherwise subject to regulations under, the Investment Company Act of 1940 and (ii) is not a "holding company" as that term is defined in, and is not otherwise subject to regulations under, the Public Utility Holding Company Act of 1935.

          3.18 OFFER TO SELL. Borrower has not sold, extended any offer to sell nor accepted any offer to purchase any of Borrower's interest in the Collateral or with respect to the transactions described in any Security Instrument or the Note.


                             IV.    AFFIRMATIVE COVENANTS

     For so long as any of the Obligations remains outstanding, the Borrower will, unless otherwise permitted by the Bank in writing:

          4.1 PAYMENTS. Punctually pay when due all sums which may be due under the Loan Documents.

          4.2 PERFORMANCE OF OTHER OBLIGATIONS; NO LIENS. (1) Duly and punctually perform its Obligations; (2) maintain the Liens and security interests created by this Agreement, the Security Agreement and each other Security Instrument to which it is a party as valid and perfected Liens on and security interests in all of the Collateral, prior in right to any other Lien, security interest, claim or other encumbrance other than Permitted Encumbrances;
(3) warrant and defend its interest in, and to, the Collateral against the claims and demands of all Persons; provided that Borrower may engage in Permitted Contests; (4) maintain good and marketable title to the Collateral, free and clear of any Liens, security interests, charges or encumbrances except for Permitted Encumbrances; and (5) defend, at Borrower's cost, any action, claim or Proceeding affecting the Collateral.

          4.3 ACCOUNTING RECORDS. Maintain accurate and proper accounting records and books in accordance with GAAP, and provide the Bank with access to such books and accounting records at the Bank's request during the Bank's normal business hours.

          4.4 FINANCIAL REPORTING. Furnish the Bank with financial reports, certified as true and correct by the Chief Financial Officer of the Borrower, in reasonable detail and form approved by the Bank, as follows:

          (a) Not later than 120 days after the end of each fiscal year of Borrower, a financial report for the Borrower and its Consolidated Subsidiaries for such year, including therein a balance sheet of Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and related statements of income and retained earnings and changes in financial position of the Borrower and its Consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year, all in reasonable detail and as certified by the Borrower's public accountants, including their certificate and accompanying comments;

          (b) Not later than 60 days after the end of each of the first three fiscal quarters, an unaudited balance sheet of the Borrower and its Consolidated Subsidiaries, as of the end of such quarter and related unaudited statements of income and retained earnings of the Borrower and its Consolidated Subsidiaries, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year;

          (c) The financial reports required pursuant to clauses (a) and (b) shall be accompanied by a compliance certificate in the form attached as SCHEDULE C certifying (i) the financial ratios and other requirements referred to in Section 4.10, (ii) that the financial reports delivered to the Bank concurrently therewith were prepared in accordance GAAP and fully and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, except in the case of quarterly financial reports, which are subject to changes resulting from normal year-end adjustments, and that, as of the date of such certificate, there have been no material adverse changes in the financial condition or business of the Borrower from the date of the financial reports delivered concurrently therewith, and (iii) that no Default or Event of Default has occurred or is continuing

          (d) As soon as available, quarterly and year-end unaudited Reports of Financial and Operating Statistics for Large Certified Air Carriers (U.S. Department of Transportation Form 41 Schedule A);

          (e) Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by Borrower to stockholders generally and of each regular or periodic report, registration statement or prospectus filed by Borrower with any securities exchange or the Securities and Exchange Commission or any successor agency, and of any order issued by any governmental authority in any proceeding in which Borrower is a party;

          (f) As soon as available, and in any event within 120 days after the end of each fiscal year of Borrower, 3-year operating forecasts and projections; and

          (g) From time to time such other information as the Bank may reasonably request.

          4.5 EXISTENCE. Except as permitted by Section 5.5, preserve and maintain the Borrower's legal existence, remain duly qualified to do business and in good standing in each jurisdiction in which the Collateral now or hereafter is principally hangared or in which the failure to be in good standing would have a material adverse effect on the business or operations of Borrower and timely file all necessary and appropriate documents and exhibits and pay all appropriate fees and charges in connection therewith, except where the failure to file or pay would not have a material adverse effect on the business or operations of Borrower.

          4.6 OBSERVANCE OF LAWS. Conduct the Borrower's business activities in an orderly, efficient and regular manner and comply with all applicable laws, rules, regulations and orders regarding the operation of Borrower's business, except those which would not have a material adverse effect on the Borrower, and otherwise relating to the Aircraft; and preserve and maintain all federal, state and local licenses, privileges, franchises, certificates and other permits necessary for the operation of its business, except those which would not have a material adverse effect on the Borrower, and the operation of the Aircraft (including without limitation the registration of the Aircraft with the FAA and the certificate of airworthiness issued by the FAA) and promptly notify Bank of any change in the FAA registration number of the Aircraft.

          4.7 INSPECTION. (a) Permit Bank to inspect the Airframe and the Engines at all reasonable times wherever located; (b) upon the request of the Bank, confirm, or cause to be confirmed, to the Bank the location of the Airframe and the Engines; (c) at any reasonable time, and upon reasonable notice, make the Airframe and the Engines, and all books and records pertaining to the Airframe and the Engines, available to the Bank for inspection; provided, however, that such inspection shall not interfere with the Borrower's normal operation and scheduling of the Aircraft; provided, further, that during the term of any lease permitted hereunder reasonable inspection rights will be provided notwithstanding the schedule operated by the lessee in the event such lessee's schedule would otherwise practically preclude inspections hereunder; provided, further, that following any notice to Borrower under Section 9.8 hereof with respect to Borrower's (or any lessee's) failure to perform a maintenance obligation of Borrower under Section 6.1(a) hereof until such failure has been corrected to the extent required under Section 6.1(a) hereof, Bank shall have the right to inspect the Aircraft, upon twenty-four (24) hours' prior notice, at Borrower's (or such lessee's) place of business where the Aircraft is located, and any such inspection of the Aircraft or Engines shall include a "walk around", but shall not include the opening of any bays and panels unless a Default or Event of Default shall have occurred and be continuing, and in any case, shall not interfere with the operation or maintenance of the Aircraft; and (d) pay for the cost of Bank's inspection if Borrower shall not promptly commence any required repair discovered during Bank's inspection; in the case of any inspection by Bank pursuant to this
Section 4.7, Bank shall indemnify and hold harmless Borrower from any claims, losses, damages, liabilities, actions or suits arising from the death or personal injury of any person conducting an inspection on behalf of Bank or any of Bank's authorized representatives.

          4.8 FACILITIES. Keep all of the Borrower's property and business premises in a good state of repair and condition, make all necessary repairs, renewals and replacements thereto from time to time so that such property and business premises shall be fully and efficiently preserved and maintained.

          4.9 TAXES AND OTHER LIABILITIES. Pay and discharge when due (1) all of the Borrower's indebtedness, obligations, assessments and taxes, (2) all taxes and any other governmental charges or levies which are at any time or from time to time levied upon or assessed against the Collateral or are otherwise associated with the ownership, use or operation of the Collateral and (3) all claims (including without limitation claims for labor, materials and supplies) against the Collateral, subject to any Permitted Contest and subject to the contest described in SCHEDULE F hereto.

          4.10 NOTICE TO THE BANK. Promptly give notice to the Bank of (a) the occurrence of any Default or Event of Default of which Borrower has knowledge,
(b) any change in the name or organizational structure of the Borrower, (c) any uninsured loss of the Collateral through fire, theft, liability or property damage exceeding $250,000.00, (d) any Proceeding against Borrower if such Proceeding reasonably would be expected to, in the event of an unfavorable outcome, cause an Event of Default, have a material adverse effect on Borrower's financial condition or operations, affect the validity or enforceability of the Loan Documents or affect priority or enforceability of Bank's security interest in any of the Collateral, (e) any event which could have a material adverse effect on the ability of the Borrower to continue its business operations in the ordinary course, (f) any change in the Borrower's principal place of business,
(g) any change in the principal hangar location of the Aircraft.

          4.11 FINANCIAL CONDITION. Maintain the Borrower's financial condition according to the following standards, in each such case determined in accordance with GAAP:

          (a), (b), (c), and (d) REDACTED IN ITS ENTIRETY.

          4.12 HAZARDOUS MATERIALS. Abide at all times by all applicable hazardous material laws, rules and regulations and immediately notify the Bank of any claim or threatened claim affecting any property owned, leased or occupied by the Borrower.

          4.13 ERISA. (1) At all times, make prompt payment of all contributions required under its Plans and required to meet the minimum funding standard set forth in ERISA with respect to its Plans; (2) notify Bank immediately of any fact, including, but not limited to, any Reportable Event (as defined in ERISA) arising in connection with any of its Plans, which might constitute grounds, for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by the Bank, as to the reason therefor and the action, if any, proposed to be taken with respect therefor; and (iii) furnish to Bank upon its request, such additional information concerning any of its Plans as may be reasonably requested.

          4.14 PERMITTED CONTESTS. In connection with any Permitted Contest, Borrower shall pay, and save Bank harmless against, any and all losses, judgments, decrees and costs (including, without limitation, all reasonable attorneys' fees and expenses) in connection with any such contest and shall promptly after the final settlement, compromise or determination (including any appeals) of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof.

          4.15 LETTER OF CREDIT. Maintain in full force and effect (1) until the third anniversary hereof if no Event of Default shall have occurred prior to such third anniversary or (2) for so long as any of the Obligations remain outstanding if an Event of Default shall have occurred prior to the third anniversary hereof: an irrevocable letter of credit (the "Letter of Credit") for the principal amount of ____________, in form and substance satisfactory to the Bank and issued by a financial institution acceptable to the Bank, naming the Bank as beneficiary. The Bank may draw on the Letter of Credit upon the occurrence of an Event of Default or if the Letter of Credit is not renewed or replaced at least 45 days prior to the expiration date thereof, except if such failure to renew or replace occurs on or after the third anniversary hereof and no Event of Default shall have occurred prior to such third anniversary.

                               V.    NEGATIVE COVENANTS

     For so long as any of the Obligations remains outstanding, the Borrower will not, without the prior written consent of the Bank:

          5.1 USE OF FUNDS. Use any of the proceeds of the Loan for any purpose except as set forth in Section 1.2 of this Agreement.

          5.2 CONVEYANCE OF INTEREST IN COLLATERAL. Except as otherwise permitted herein and except for Permitted Encumbrances, sell, lease, assign, transfer, convey, Grant an interest in, exchange or otherwise dispose of any of the Collateral, any part thereof or any interest therein or otherwise cause or permit any of the foregoing to occur.

          5.3 LIENS. Create or suffer to exist any Lien affecting the Collateral or any part thereof, other than Permitted Encumbrances.

          5.4 REDUCTIONS IN PAYMENT ON NOTE. As against Bank, claim any credit on, or make any deduction from, the principal or interest payable on the Note, whether by reason of the payment of any taxes levied or assessed upon any of the Collateral, or otherwise.

          5.5 MERGER, CONSOLIDATION, SALE OF STOCK OR ASSETS. Consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its assets as an entirety to any Person without written consent of Bank (which shall not be unreasonably withheld and for which no fee or other amount in excess of _________ (exclusive of expenses payable pursuant to Section 9.7) shall be charged) unless:

          (a) such Person shall execute and deliver to the Bank an agreement in form and substance reasonably satisfactory to Bank containing an assumption by such successor Person of the due and punctual performance of each covenant and condition of the Loan Documents;

          (b) such Person is organized under the laws of the United States or a state thereof or is otherwise a United States citizen;

          (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (d) the Borrower shall have delivered to the Bank a certificate of an authorized officer of the Borrower and an opinion, of Borrower's counsel or other counsel reasonably satisfactory to the Bank, reasonably satisfactory in form and scope to Bank, to the effect that such consolidation, merger, conveyance, transfer or lease and the assumption agreement referred to in clause
(a) above comply with this Section 5.5 and that all conditions herein provided for relating to such transaction have been complied with in all respects.

Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of Borrower as an entirety in accordance with this Section 5.5, the successor Person, formed by such consolidation or into which Borrower is merged or the Person to which such conveyance, transfer or lease is made, shall succeed to, and be substituted for, Borrower hereunder with the same effect as if such successor Person had been named as the Borrower herein. No such conveyance, transfer or lease of all or substantially all of the assets of Borrower as an entirety shall have the effect of releasing Borrower or any successor Person which shall theretofore have become such in the manner prescribed in this Section 5.5 from its liability hereunder.

          5.6 BUSINESS. Materially change the character of the Borrower's business from that business in which it is currently engaged or in any business reasonably related thereto, or engage in any type of business other than the Borrower's current business or in any business reasonably related thereto.

                     VI.    MAINTENANCE AND OPERATION; POSSESSION

          6.1  REGISTRATION, MAINTENANCE AND OPERATION; POSSESSION MARKINGS

          (a) REGISTRATION, MAINTENANCE AND OPERATION. The Borrower, at its own cost and expense, shall, and shall cause each permitted lessee to: (i) cause the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in the name of the Borrower (except as otherwise required by the Federal Aviation Act) under the Federal Aviation Act and shall not register the Aircraft under the laws of any other country if such registration shall invalidate or adversely affect registration under the Federal Aviation Act; (ii) maintain, service, repair, overhaul and test the Airframe and each Engine so as to keep the Airframe and each Engine in as good operating condition, ordinary wear and tear excepted; and (iii) maintain all records, logs and other materials required by the FAA to be maintained in respect of the Airframe and each Engine. The Borrower, at its own cost and expense shall: (a) perform or cause to be performed all mandatory service, repair, maintenance, overhaul, and testing of the Aircraft (i) as may be necessary and required under applicable FAA Rules and Regulations and (ii) in the same manner and with the same care as shall be the case with similar aircraft owned or operated by the Borrower, (b) not allow the Aircraft to be maintained, used or operated in violation of any law or rule, regulation or order of any government or governmental authority (domestic or foreign) having jurisdiction, (c) keep the Aircraft in such condition as is necessary to enable the airworthiness certificate, license or registration of such Aircraft issued by any such authority to be maintained in good standing at all times under the Federal Aviation Act and any other applicable law or regulation, and (d) maintain all records, logs and other materials required by the FAA or any other governmental entity to be maintained in respect of the Aircraft. In the event that any such law, rule, regulation or order requires alteration of the Aircraft, the Borrower will conform thereto or obtain conformance therewith (except as otherwise provided herein in Section 6.2(c)) and will maintain the Aircraft in proper operating condition under such laws, rules, regulations and orders. The Borrower also agrees not to operate or locate the Aircraft, or suffer the Aircraft to be operated or located: (i) in any area not included in coverage under any insurance policy required by the terms of Section 7.1 hereof, except in the case of a Requisition of Use by the United States government or any instrumentality or agency thereof, if the Borrower obtains insurance or an indemnity from the United States government against the risks and in the amount required by Section 7.1 hereof covering such areas; or (ii) in any recognized or threatened area of hostility (including the United States of America or Canada, if either of them becomes such an area of hostility) unless fully covered, to the Bank's reasonable satisfaction, by "war risk" insurance, or unless such Aircraft is operated or used under contract with the United States government or any instrumentality or agency thereof under which contract the United States of America assumes liability for any damage, loss, destruction or failure to return possession of such Aircraft at the end of the term of such contract or for injury to Persons or damage to property of others. Except as permitted by the preceding sentence, the Borrower also agrees not to use or permit the Aircraft to be used in any manner or for any purpose excepted from or contrary to any insurance policy or policies required to be carried or maintained under the Security Instruments or for any purpose or for the carriage or any goods of any description excepted or exempted from or contrary to such insurance policies, or to do any other act or permit anything to be done which could reasonably be expected to invalidate or limit any such insurance policies or which could in any way render or cause Bank's interest in the Aircraft to be in any way jeopardized, made unenforceable or unperfected or in any way invalid as against Borrower or any third parties.

          (b) POSSESSION. The Borrower will not, without the prior written consent of the Bank, which consent will not be unreasonably withheld and for which no fee or other amount (other than as expressly provided for hereunder) will be required, lease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, Airframe or any Engine or any part thereof or any part of the Borrower's rights hereunder to any Person or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; PROVIDED, HOWEVER, that, so long as no Default or Event of Default shall have occurred and be continuing,and so long as the Borrower shall comply with the provisions of Section 7.1 hereof, the Borrower may, without the prior written consent of the Bank:

          (1) subject any Engine or Part to normal interchange or pooling agreements or arrangements, in each case customary in the airline industry and entered into by Borrower in the ordinary course of its business, PROVIDED no such agreement or arrangement contemplates or requires the transfer of title to such Engine or Part and PROVIDED FURTHER that, if Borrower relinquishes possession of an Engine under such an agreement or arrangement for a continuous period of more than 180 days, an Event of Loss shall be deemed to have occurred with respect thereto and Borrower shall comply with Section 7.2;

          (2) deliver possession of the Aircraft, Airframe or any Engine to the manufacturer thereof or to overhaul agencies for testing or other similar purposes or to any organization for services, repair, maintenance or overhaul work on the Aircraft, Airframe or any Engine or any part thereof or for alterations or modifications in or additions to the Airframe or any Engine to the extent required or permitted by the terms of Section 6.2(c) hereof;

          (3) transfer possession of the Aircraft, Airframe or any Engine to the United States government or any instrumentality or agency thereof pursuant to a lease required to be entered into in accordance with applicable laws, rulings, regulations or orders, a copy of which lease shall be furnished to the Bank;

          (4) transfer possession of the Aircraft, Airframe or any Engine to the United States government or any instrumentality or agency thereof when required in accordance with applicable laws, ruling, regulations or order;

          (5) install an Engine on an airframe owned by the Borrower free and clear of all Liens, except (A) those described in clauses (ii) and (iii) of the definition of Permitted Encumbrances, (B) those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), and (C) the rights of other United States certificated air carriers under normal interchange or pooling agreements or arrangements which are customary in the airline industry, and which do not contemplate, permit or require the transfer of title to such airframe or the engines installed on such Airframe;

          (6) install an Engine on an airframe leased to the Borrower or purchased by the Borrower subject to a conditional sale or other security agreement; PROVIDED, HOWEVER, that (A) such airframe is free and clear of all Liens except the rights of the parties to the lease or conditional sale or other security agreement covering such airframe which insofar as they relate to such Engine are subordinate to the rights of the Bank hereunder or which expressly and effectively provide that each Engine shall not become subject to the lien thereof as to any rights of any party thereunder other than the Borrower, and (B) the Borrower shall have received from the lessor or secured party of such airframe a written agreement (which may be the lease or conditional sale or other security agreement covering such airframe), a copy of which shall be provided to the Bank, whereby such lessor or secured party agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of the Security Agreement;

          (7) install an Engine on an airframe owned by the Borrower, leased to the Borrower or purchased by the Borrower subject to a conditional sale or other security agreement under circumstances where neither subsection (5) nor subsection (6) of this Section 6.1(b) is applicable; PROVIDED, HOWEVER, that such installation shall be deemed an Event of Loss with respect to such Engine and the Borrower shall comply with Section 7.2 hereof with respect to such Event of Loss, the Bank not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by the Borrower with said Section 7.2;

          (8) lease any engine or the Aircraft, Airframe and any Engines or engines then installed on such Airframe in the ordinary course of business to (A) a United States Certificated Air Carrier (a "PERMITTED AIR CARRIER") not the subject of petition filed under the Federal bankruptcy laws or other insolvency laws now or hereinafter in effect for use by such United States Certificated Permitted Air Carrier on its regularly scheduled or charter routes, or (B) a foreign permitted air carrier (as described in SCHEDULE E hereto (a "FOREIGN PERMITTED AIR CARRIER")) not the subject of a petition filed under bankruptcy or other insolvency laws now or hereafter in effect, for use by such Foreign Permitted Carrier in its regularly scheduled or charter routes; provided, however, that the Bank, upon request, shall receive satisfactory legal opinions to the effect that, upon such lease, the Bank's rights under the Loan Documents will remain fully perfected; and

          (9) enter into a wet lease or charter (whereby the Borrower provides flight crew, maintenance, ground crew, etc. for the benefit of any lessee) in the ordinary course of Borrower's business which shall not be considered a transfer of possession hereunder, provided that the Borrower's obligations under the Loan Documents shall continue in full force and effect notwithstanding any such wet lease or charter;

PROVIDED, FURTHER, that the rights of any transferee who receives possession by reason of a transfer permitted by this Section (other than the transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to, and any lease permitted by this Section shall expressly prohibit any lease of the Airframe or such Engine by the lessee and shall be made expressly subject and subordinate to, all the terms of the Loan Documents, including, without limitation, the covenants contained in this Section, the Bank's rights to repossession pursuant to the Loan Documents, and Borrower shall remain primarily liable hereunder for the performance of all of the terms hereof to the same extent as if such transfer or lease had not occurred. No interchange agreement, lease or other relinquishment of possession of the Airframe or any Engine shall in any way discharge or diminish any of the Borrower's obligations to the Bank hereunder. In the event the Borrower shall have received from the lessor or secured party of any airframe leased to the Borrower or purchased by the Borrower subject to a conditional sale or other security agreement a written agreement complying with subsection (6) of this Section 6.1(b), and the lease or conditional sale or other security agreement covering such airframe also covers an engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement, the Bank hereby agrees for the benefit of such lessor or secured party that the Bank will not acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease or conditional sale or other security agreement and owned by such lessor or subject to a security interest in favor of such secured party. The Bank also hereby agrees for the benefit of the mortgagee under any mortgage complying with clause
(A) of subsection (6) of this Section 6.1(b) that the Bank will not acquire or claim, as against such mortgagee, any right, title or interest in any engine subject to the lien of such mortgage as the result of such engine being installed on the Airframe at any time while such engine is subject to the lien of such mortgage. In the case of any transferee that receives possession by reason of a transfer permitted by Section 6.1(b) (other than the transfer of an Engine which is deemed to have been an Event of Loss), (1) the rights of such transferee shall be subject and subordinate to, and any lease permitted by this
Section 6.1(b) shall be made expressly subordinate to, all the terms of the Loan Documents; (2) the Borrower shall remain primarily liable hereunder for the performance of all of the terms of the Loan Documents to the same extent as if such lease or transfer had not occurre; and (3) without limiting the effect of the preceding clause (2), any such lease shall include appropriate provisions (by requiring such obligations to be performed by the lessee) for the operation, maintenance and insurance of the Airframe and the Engines leased thereby in accordance with the terms hereof; and PROVIDED, FURTHER, that any such lease shall expressly prohibit any assignment or sublease (other than as permitted by subsection (1) of this Section 6.1(b)) of the subject Aircraft, Airframe or any
Engine and any of the rights under such lease.   Borrower may identify the
Aircraft to be allocated to the Civil Reserve Air Fleet Program ("CRAF") only so long as (i) Borrower has delivered a true and complete copy of the agreement relating to CRAF between Borrower and the United States Government to Bank and
(ii) the United States Government has agreed to indemnify Borrower and Bank for any loss or damage to the Aircraft while the Aircraft is being used under CRAF.

          As security for the due and punctual payment of all amounts payable by the Borrower hereunder and the performance and observance by the Borrower of all of the covenants made by it in the Loan Documents, the Borrower hereby grants to the Bank a security interest in all of the Borrower's right, title and interest in and to each lease of the Aircraft, whenever entered into, together with all renewals of any such lease executed from time to time, and all payments of rent and all other amounts due and to become due thereunder; and the Borrower shall take such actions as the Bank may reasonably request for the purpose of perfecting, preserving or otherwise protecting such security interest.

          (c) MARKINGS. The Borrower agrees, at its own cost and expense, to cause the Airframe and the Engines to be kept numbered with the identification or serial numbers therefor as specified in SCHEDULE A.

          (d) ASSIGNMENTS. Except as permitted by Sections 5.5 and 6.1(b), all or any part of the Borrower's rights hereunder or in the Airframe or any Engine shall not be assigned, let or conveyed by the Borrower to any Person without the Bank's prior written consent, and any such purported assignment, lease or conveyance shall be void.

          (e) MAINTENANCE OF CERTAIN ENGINES. Notwithstanding anything to the contrary contained in this Loan Agreement, an engine which is not an Engine, but which is installed on the Airframe, shall be maintained in accordance with
Section 6.1(a).

          (f) RECORDS CONCERNING MAINTENANCE. Throughout the term of the Loan, the Borrower shall keep accurate, complete and current records (in accordance with (i) the applicable requirements of the FAA or any other governmental body having jurisdiction from time to time in effect, and (ii) the mandatory recommendations of the manufacturer of the Aircraft) of all maintenance carried out with respect to the Aircraft and shall permit the Bank or its respective agents to examine such records at any reasonable time provided that such examination shall not interfere with the Borrower's normal operation and scheduling of the Aircraft. The records, logs and documents so kept or maintained shall be part of the Manuals and Technical Records (and the definitions of "AIRCRAFT" and "MANUALS AND TECHNICAL RECORDS" in Article X shall be construed accordingly).

          6.2  REPLACEMENT AND POOLING OF PARTS; IMPROVEMENTS.

          (a) REPLACEMENT OF PARTS. The Borrower, at its own cost and expense, will promptly replace all Parts, which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in paragraph (c) of this Section (such substituted parts being hereinafter called "REPLACEMENT PARTS"). The Borrower shall notify the Bank of any Replacement Parts having a per item cost of __________ or more. In addition, the Borrower may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; PROVIDED, HOWEVER, that the Borrower, except as otherwise provided in paragraph (c) of this Section, will, at its own cost and expense, replace such Parts as promptly as possible. All Replacement Parts shall be free and clear of all Liens (except for pooling arrangements to the extent permitted by paragraph (b) of this Section) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. Bank's security interest shall continue in all Parts at any time removed from the Airframe or any Engine, no matter where located, until such time as such Parts shall be replaced by parts which have been incorporated or installed in or attached to the Airframe or any Engine and which meet the requirements for Replacement Parts specified above. Immediately upon any Replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine as above provided, without further act, (i) Bank's security interest in the replaced Part shall be released, and such replaced Part shall no longer be deemed a Part hereunder, and (ii) such Replacement Part shall become a Part subject to Bank's security interest and be deemed part of the Airframe or such Engine for all purposes hereof to the same extent as the parts originally incorporated or installed in or attached to the Airframe or such Engine.

          (b) POOLING OF PARTS. So long as no Default or Event of Default shall have occurred or be continuing hereunder, any Part removed from the Airframe or any

Engine as provided in paragraph (a) of this Section may be subjected by the Borrower to a normal pooling arrangement customary in the airline industry entered into in the ordinary course of the Borrower's business with Permitted Air Carriers or the manufacturer of such Part; PROVIDED, HOWEVER, that the Replacement Part shall be incorporated or installed in or attached to the Airframe or Engine in accordance with paragraph (a) of this Section as promptly as possible after the removal of such removed Part. In addition, any Replacement Part when incorporated or installed in or attached to the Airframe or any Engine in accordance with paragraph (a) of this Section may be owned by a Permitted Air Carrier subject to such a normal pooling arrangement; PROVIDED, HOWEVER, that the Borrower, at its expense, as promptly thereafter as possible, either (i) causes such Replacement Part to be subject to Bank's security interest in accordance with paragraph (a) of this Section or (ii) replaces such Replacement Part by incorporating or installing in or attaching to the Airframe or such Engine a further Replacement Part owned by the Borrower free and clear of all Liens and by causing such further Replacement Part to be subject to Bank's security interest in accordance with paragraph (a) of this Section.

          (c) IMPROVEMENTS. The Borrower, at its own expense, shall affix or install any accessory, equipment or device to or on the Airframe or an Engine or make such alterations, modifications and additions to the Airframe or the Engines (any such accessory, installed equipment or device, improvement, modification, alteration or addition affixed or installed pursuant to this paragraph being herein referred to as an "IMPROVEMENT") as may be required from time to time to meet the standards of the FAA or other governmental authority having jurisdiction and as may be required to permit the full and unrestricted use of the Aircraft in the service now and from time to time provided by the Borrower, including but not limited to operating noise level standards or other standards under the regulations of the FAA for which compliance is required.

          In addition, the Borrower, at its own expense, may from time to time make such Improvements to the Airframe or any Engine as the Borrower may deem desirable in the proper conduct of its business; PROVIDED, HOWEVER, that no such Improvement shall diminish the value or utility of the Airframe or any such Engine, or impair the condition or airworthiness thereof, below the value, utility, condition and airworthiness thereof immediately prior to such Improvement assuming the Airframe or any such Engine was then of the value or utility and in the condition and airworthiness required to be maintained by the terms of this Agreement. All Parts constituting Improvements shall, without further act, become subject to Bank's security interest. Notwithstanding the foregoing sentence of this paragraph, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may, at any time, remove any Improvement; PROVIDED, HOWEVER, that (i) such Improvement is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or such Engine or any Improvement in replacement of, or substitution for any such Improvement, (ii) such Improvement is not required to be incorporated or installed in or attached or added to the Airframe or any such Engine pursuant to the terms of this Section, and
(iii) such Improvement can be removed from the Airframe or such Engine without diminishing or impairing the value, utility, condition or airworthiness required to be maintained by the terms of this Agreement which the

Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred. Upon the removal by the Borrower of any Improvement as above provided, Bank's security interest in such Improvement shall, without further act, be released and such Improvement shall no longer be deemed part of the Airframe or Engine from which it was removed.

   VII.  INSURANCE, TRANSFER, CONDEMENATION AND EVENT OF LOSS

          7.1  INSURANCE.

          (a) LIABILITY INSURANCE. During the term of this Agreement (and regardless of whether the Aircraft remains in the possession of or the property of Borrower), Borrower shall maintain (or cause to be maintained) at no expense to Bank the following insurance on a worldwide basis (except for Iraq and Kuwait) with no territorial restrictions (other than such territorial restrictions as may be applicable to War Risks Liability Coverage (AV52C or its equivalent)), with insurers of recognized responsibility through nationally recognized aviation insurance brokers: comprehensive aviation liability insurance (including third party legal liability, public liability, passenger legal liability, personal injury liability, passenger's baggage and personal effects (checked and unchecked) liability, cargo legal liability, mail legal liability, premises liability, products/completed operations, hangarkeepers (ground and in-flight) liability and war risks liability (Lloyd's of London Clause AV.52 or its equivalent)), insurance of the indemnification obligations set forth in Section 9.6 hereof, and property damage liability insurance with respect to the Aircraft in an amount not less than that carried by Borrower on similar equipment owned or leased by Borrower, PROVIDED that such liability insurance shall in no event be less than ______________ for any one occurrence or offense in the aggregate annually as respects Personal Injury (Passenger
Only) Product Complete Operation Liability. Borrower shall not self-insure with respect to any public liability coverage, except by way of such deductibles as may apply to baggage and personal effects, cargo legal, mail legal (if applicable) and hangar keepers liabilities as are usual and customary in the worldwide aviation insurance marketplace. Any policies of insurance carried in accordance with this Section 7.1(a) and any policies taken out in substitution or replacement for any of such policies shall: (1) name Bank and its affiliates and directors, officers, employees, servants and agents as an additional insured (each such Person, an "ADDITIONAL INSURED"), as its interests may appear (2) provide that in respect of the interest of each Additional Insured in such policies, the insurance shall not be invalidated by any action or inaction of Borrower or any other insured and shall insure each Additional Insured regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Borrower; (3) provide that if the insurers cancel such insurance for any reason whatever, or if there is any material change in policy terms and conditions or coverage, such cancellation, lapse or change shall not be effective as to any Additional Insured until thirty days (seven days, or such other period as may from time to time be customarily obtainable in the industry, in the case of war risk and allied perils coverage) after receipt by such Additional Insured of written notice from such insurers of such cancellation, lapse or change; and (4) provide that no Additional Insured shall have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance. Each liability policy shall (i) be primary without right of contribution from any other insurance which is carried by any Additional Insured, (ii) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering any Additional Insured, and (iii) waive any right of the insurers to any subrogation, set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured or Borrower to the extent of any moneys due to such Additional Insureds.

          (b) ALL RISK HULL INSURANCE During the term of this Agreement, Borrower shall maintain (or cause to be maintained) at no expense to Bank the following insurance on a worldwide basis (except for Iraq and Kuwait) with no territorial restrictions (other than territorial restrictions as may be applicable to Aviation Hull War Risks Coverage), with insurers of recognized responsibility through nationally recognized aviation insurance brokers (A) all-risks (ground, taxiing, flight and ingestion) hull insurance covering the Aircraft; and (B) all risks (including transit) Aviation Spare Parts (including Engine and Equipment) Insurance and (C) at all times that any Aircraft or any Engine is not covered by the insurance described in Section 7.1(c), coverage against the perils of (i) strikes, riots, civil commotions or labor disturbances, (ii) any vandalism, malicious act or act of sabotage, and (iii) hijacking, or any unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight made by any person or persons on board such Aircraft without the consent of the insured other than hijacking committed by persons engaged in a program of irregular warfare for terrorist purposes, in each case to the extent insured by the standard "buy-back" provisions to the Common North American Airline War Exclusion Clause as currently available in the United States aviation insurance market. Such insurance shall be for an Agreed Value basis which shall be in an amount not less than the unpaid principal balance of the Loan. With the consent of Bank, which will not be unreasonably withheld, Borrower may self-insure, only by way of deductible, the risks required to be insured against pursuant to the preceding two sentences in such amounts as are reasonably acceptable to Bank. "Fleet Aggregate" deductions shall not be applicable in respect of claims payable to Bank pursuant to the policies required to be carried pursuant to this Section 7.1(b). Any policies carried in accordance with this Section 7.1(b) covering the Aircraft and any policies taken out in substitution or replacement for any such policies shall (1) name Bank as loss payee as its interests may appear; (2) provide that the entire amount of any loss shall be paid to Bank; (3) provide that if such insurance is cancelled for any reason whatsoever, or any substantial change is made in policy terms, conditions or coverage, or the same is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective as to Bank until thirty days (seven days or such other period as may from time to time be customarily obtainable in the industry, in the case of war risk and allied perils coverage), after receipt by Bank of written notice from such insurers of such cancellation or lapse or change in policy terms, conditions or coverage;
(4) provide that losses in excess of $500,000 shall be adjusted with Bank; (5) provide that in respect of Bank, such insurance shall not be invalidated by any action or inaction of Borrower or any other insured and shall insure such parties regardless of any breach contained in such policies by Borrower or any other insured;

(6) be primary without right of contribution from any other insurance which is carried by Bank with respect to its interest in the Aircraft; (7) waive any right of subrogation of the insurers against Bank; (8) waive any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Borrower or Bank to the extent of any moneys due to Bank; and (9) provide that Bank shall not have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance. If the insurance required to be carried pursuant to Sections 7.1(b) and 7.1(c) is effected under separate policies, the insurers shall agree that if a disagreement arises as to whether a claim is covered by the all-risk insurance or the war-risk insurance, the insurers will settle such claims on the basis of a 50-50 claim funding arrangement.

          (c) WAR-RISK INSURANCE. Borrower shall maintain (or cause to be maintained), at no expense to Bank, the following insurance on a worldwide basis (except for Iraq and Kuwait) with insurers of recognized responsibility through nationally recognized insurance brokers, War-Risk and Allied Perils Aviation Hull (including Spare Parts, Engines and Equipment) Insurance on an Agreed Value basis, which shall be not less than the Unpaid Principal Balance. Such policy shall (i) insure against those perils excluded under Borrower's All Risks Hull and Spares policy(ies) by virtue of Lloyd's of London Exclusion Clause AVN.48B ("War, Hijacking and Other Perils Exclusion Clause") or its equivalent (other than paragraph (b) thereof relating to nuclear perils), (ii) provide for payment in U.S. Dollars, (iii) contain a 50/50 clause in accordance with Lloyd's of London Aviation Clause AVS.103 or its equivalent, (iv) be endorsed to include coverage for confiscation, requisition, nationalization, seizure, restraint, detention, appropriation, requisition of title or for use by any governmental authority (except for the government of registry) of the Aircraft, (v) provide coverage on a worldwide basis (subject only to such geographical limits as may be imposed by the hull, war and allied perils insurance) and (vi) be endorsed to include provisions identical to those contained in clauses (1), (2), (3), (4),
(5), (6), (7), (8), (9) of Section 7.1(b).

          (d) OTHER INSURANCE. In addition to the insurance described above, Borrower shall obtain, maintain and keep in force such other insurance of the types and amounts required by applicable law or regulation to be carried by Borrower, including, but not limited to, workers' compensation insurance.

          (e) MISCELLANEOUS. The Borrower shall arrange to the extent procurable for appropriate certification and broker's letter of undertaking as to the satisfaction of the requirements set forth above in Sections 7.1(a), (b) and (c) to be delivered promptly (and in any case not later than the Closing
Date) to the Bank by each insurer with respect thereto. Policies of insurance procured in accordance with Sections 7.1(a), (b) and (c) inuring to the benefit of the Bank shall be amended to name as additional named insureds all successors and assigns of the Bank.

          (f) REPORTS, ETC On or before the Closing Date and thereafter during the term of this Agreement on the anniversary date of the policy or within thirty (30) days thereafter, (but in any event prior to the expiration of any insurance required pursuant to this Section 7.1) the Borrower shall furnish to the Bank a report signed by a firm of independent aircraft insurance brokers of recognized standing, appointed by the Bank, stating the conclusion of such firm that such insurance as of the date of such report carried and maintained on the Aircraft complies with the terms of this Section. The Borrower will cause the insurers to advise the Bank in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Borrower which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft. Upon the request of the Bank, the Borrower will furnish to the extent procurable and if the Borrower is not prohibited from so procuring to such party, within a reasonable period after such request (after the same are available to the Borrower), a copy of the policy or policies evidencing the insurance carried and maintained pursuant to this Section. The Borrower will also cause the applicable insurer to advise the Bank in writing at least 30 days prior to the expiration or termination date of any insurance carried and maintained on the Aircraft pursuant to this Section. In the event that the Borrower shall fail to maintain insurance as herein provided, the Bank may at its sole option provide such insurance and, in such event, the Borrower shall, upon demand, reimburse the Bank for the cost thereof, without waiver of any other rights the Bank may have.

          7.2 CERTAIN EVENTS OF LOSS. Upon the occurrence of an Event of Loss with respect to the Aircraft, (a) Borrower shall pay Bank on the earlier of (i) the Monthly Payment Date on or immediately succeeding the 90th day following the date of occurrence of such Event of Loss and (ii) the Monthly Payment Date immediately succeeding the date of receipt of insurance proceeds with respect to such Event of Loss, an amount equal to the sum of the outstanding principal balance of the Loan and the accrued interest on the Note and all other obligations owing hereunder as of such date, and (b) Bank shall release its Lien on the Collateral on the date of receipt of all such amounts. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, the Borrower shall (i) give the Bank prompt written notice thereof, (ii) within 15 days after the date of occurrence of such Event of Loss, take such actions as are necessary to ensure that such Engine shall be replaced as soon as possible, and (iii) within 60 days after the date of occurrence of such Event of Loss, cause, as replacement for the Engine with respect to which such Event of Loss occurred, another General Electric CF6-50C2 engine (or engine of the same or another manufacturer, of the same or improved utility, performance and efficiency and suitable for installation and use on the Airframe in conjunction with the remaining Engines installed on the Aircraft) owned by the Borrower free and clear of all Liens and having a value and utility at least equal to, and being in as good operating condition as, the Engine with respect to which such Event of Loss occurred, assuming such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss to be subjected to Bank's security interest hereunder and under the Security Agreement. Prior to or at the time of any such conveyance, the Borrower, at its own expense, will (i) cause a supplement to the Security Agreement, in form and substance satisfactory to the Bank, to be duly executed by the Borrower and recorded pursuant to the Federal Aviation Act, (ii) execute and, if necessary, file such documents as may be reasonably required by the Bank to confirm the Bank's security interest in such replacement engine, (iii) furnish the Bank with such evidence of compliance with the insurance provisions of Section 7.1 hereof with respect to such replacement engine as the Bank may reasonably request, and (iv) furnish the Bank with an opinion of counsel (and such other evidence of security interest as the Bank may reasonably request) to the effect that, upon the execution of such supplement, the Bank will acquire a first priority security interest in such replacement engine to the same extent as the Engine replaced thereby. Upon full compliance by the Borrower with the terms of this paragraph, the Bank will release its security interest in the Engine with respect to which such Event of Loss occurred. For all purposes hereof, each such replacement engine shall, after such conveyance, be deemed part of the Collateral shall be deemed an "Engine" as defined herein and shall be deemed part of the Aircraft.

                       VIII.    THE BANK'S RIGHTS UPON DEFAULT

          8.1 EVENTS OF DEFAULT. Each of the following events is an "Event of Default" under this Agreement:

          (a) The Borrower's failure to pay within five (5) Business Days after the same becomes due any sum payable to the Bank under the Loan Documents or under any other agreement or note between the Bank and Borrower;

          (b) The Borrower shall fail to carry and maintain insurance on or with respect to the Aircraft in accordance with the provisions of Section 7.1 hereof; provided, that in the case of insurance with respect to which cancellation, change or lapse for nonpayment of premium shall not be effective as to Bank for 30 days (seven days in the case of any war risk and allied perils coverage) after receipt of notice by Bank of such cancellation, change or lapse, no such failure to carry and maintain insurance shall constitute a Default or an Event of Default hereunder until the earlier of (i) the date such insurance is no longer in effect as to Bank, (ii) the date such failure shall have continued unremedied for a period of 20 days (five (5) days in the case of any war risk and allied perils coverage) after receipt by Bank of the notice of cancellation, change or lapse; or

          (c) The Borrower shall operate the Aircraft at a time when, or at a place in which, any of the insurance required by the provisions of Section 7.1 hereof shall not be in effect, except in the case of a Requisition of Use by the United States government or any instrumentality or agency thereof, if the Borrower obtains insurance or an indemnity from the United States government against the risks and in the amount required by Section 7.1 hereof covering such time and areas; or

          (d) The Borrower shall (except as expressly permitted by the provisions of this Agreement) attempt to remove, sell, transfer, encumber, part with possession of, assign or let the Airframe or any Engine; or

          (e) Any representation or warranty made by the Borrower in this Agreement or any agreement, document or certificate delivered by the Borrower in connection herewith or therewith shall prove to have been incorrect in any material respect when any such representation or warranty was made or given and remains material and incorrect at the time of discovery and is not cured within 30 days of written notice to Borrower by Bank; or

          (f) The Borrower shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or the Borrower shall admit in writing its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors; or

          (g) The Borrower shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Borrower in any such proceeding, or the Borrower shall, by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law (other than a law which does not provide for or permit the readjustment or alteration of the Borrower's obligations hereunder) providing for the reorganization or liquidation of corporations, or providing for an agreement, composition, extension or adjustment with its creditors and such proceedings are not stayed within 60 days; or

          (h) An order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of the Borrower, a receiver, trustee or liquidator of the Borrower or of any substantial part of its property, or sequestering any substantial part of the property of the Borrower, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 60 days after the date of entry thereof; or

          (i) A petition against the Borrower in a proceeding under applicable bankruptcy laws or other insolvency laws (other than any law which does not provide for or permit any readjustment or alteration of the Borrower's obligations hereunder in each case), as now or hereafter in effect, shall be filed and shall not be withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any law (other than any law which does not provide for or permit any readjustment or alteration of the Borrower's obligations hereunder in each case) providing for reorganization or liquidation of corporations which may apply to the Borrower, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Borrower or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 60 days; or

          (j) The Borrower shall fail to remain a duly certificated "air carrier" within the meaning of the Federal Aviation Act; or

          (k) The Borrower shall voluntarily suspend for more than 30 days (other than on a temporary basis as a result of a labor dispute) all or substantially all of its commercial airline operations or the franchises, concessions, permits, rights or privileges required for the conduct of the business and operations of the Borrower shall be revoked, cancelled or otherwise terminated or the free and continued use and exercise thereof curtailed or prevented, and as a result thereof the preponderant business activity of the Borrower shall cease to be that of a commercial airline; or

          (l) The Borrower shall fail to maintain in good standing an airworthiness certification for the Aircraft, or shall fail to maintain the registration of the Aircraft in the name of the Borrower, under the Federal Aviation Act; or

          (m) The Security Agreement shall, for any reason, except for Permitted Encumbrances and to the extent permitted by the terms hereof and thereof, cease to create a valid first priority Lien on and perfected first priority security interest in any of the Collateral purported to be covered thereby;

          (n) Any third party obtains a court order enjoining or prohibiting the Borrower from performing any of its respective obligations under the Loan Documents and such order is not stayed or, within 30 days after entry of the same, vacated or dismissed or the subject of a Permitted Contest; or

          (o) The Borrower shall default in its obligations under Sections 4.5, 4.10., 5.1 or 5.6 hereof; or

          (p) The Borrower shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under this Agreement (other than a covenant, condition or agreement failure in the performance of which is elsewhere in this Section specifically dealt with) or any agreement, document or certificate delivered by the Borrower in connection herewith or therewith, and (1) such failure shall continue for 30 days after written notice thereof from the Bank to the Borrower or (2) if such failure is, in the Bank's sole discretion, curable but not reasonably curable within 30 days after written notice thereof from the Bank to Borrower, Borrower has not promptly commenced and, in Bank's sole determination, is not diligently pursuing such cure; or

          (q) An Event of Default under that certain Aircraft Loan Agreement dated December 29, 1998, by and between Borrower and Bank, as the same may be amended from time to time.

          8.2  THE BANK'S RIGHTS.

          (a) REMEDIES. If an Event of Default shall occur and be continuing the Bank shall have, in addition to any and all other rights and remedies, legal or equitable, available to the Bank under any and all of the Loan Documents or at law, the following additional rights and remedies:

          (1) The absolute right to deny to the Borrower any further disbursement of the Loan proceeds or other funds (the Bank's obligation to extend any further credit to the Borrower shall immediately terminate);

          (2) The right, at the option of the Bank, to declare, without notice, the entire principal amount and accrued interest for the Loan, plus any fees and charges reasonably incurred by the Bank under any of the Loan Documents, immediately due and payable;

          (3) The right, at the option of the Bank, to charge interest on any principal amount outstanding under this Agreement at the rate of 12% per year or four (4) percentage points above the Base Rate from time to time in effect, whichever is greater;

          (4) The right to the EX PARTE appointment without bond of a receiver, without regard to the value of any collateral or solvency of any party liable for payment, observance or performance of the Obligations and regardless of whether the Bank has any adequate remedy at law.

          (5) The right to exercise, in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under any applicable body of law and also (1) require Borrower to, and Borrower hereby agrees that it will at its expense and upon the request of Bank forthwith, assemble all or part of the Collateral as directed by Bank and make it available to Bank at a place to be designated by Bank and (2) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Bank's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Bank may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least fifteen (15) days' notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

          (6) The right, to the extent permitted by applicable law, bring suit at law, in equity or through other appropriate Proceedings, whether for the specific performance of any covenant or agreement contained in this Agreement or any of the other Security Instruments, for an injunction against a violation of any of the terms hereof or thereof, in aid of the exercise of any power Granted hereby or thereby, or by law, to recover judgment for any and all amounts due on the Note, this Agreement, any of the other Security Instruments or otherwise, including, without limitation, any deficiency remaining after foreclosure hereunder;

          (7) The right to exclude Borrower from the Collateral and take immediate possession of interest therein, and, at the expense of Borrower, maintain, repair, alter, use, add to, improve, insure, lease, operate and manage the Collateral in such manner as Bank shall see fit; and

          (8) The right to take any other appropriate action to protect and enforce the rights and remedies of Bank hereunder, or under or in respect of any other Security Instrument, or otherwise under applicable law;

          (b) STATEMENT OF UNPAID AMOUNTS. The unpaid principal balance of the Loan and all accrued interest and other sums payable under this Agreement shall be forthwith payable upon a sale of any portion of the Collateral pursuant to subsection (5) of this Section 8.2(a), notwithstanding any provision to the contrary contained in this Agreement, the Note or any other Security Instrument. All earnings, revenues, proceeds, rents, issues, profits and income derived pursuant to subsection (7) of this Section 8.2(a) (after deducting costs and expenses of operation and other proper charges), all proceeds of any such sale and all other money and property received or recovered by the Bank pursuant to this Section 8.2 shall be held and applied as set forth in Section 8.3 hereof.

          (c)  POWER OF SALE.  The power to effect any sale under this Section
8.2 shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until all of the Collateral shall have been sold or all of the Obligations shall have been paid in full.

          (d) PURCHASE BY BANK. Bank may bid for and acquire any portion of the Collateral in connection with a sale thereof under this Section 8.2, and may pay all or part of the purchase price by crediting against amounts owing on the Obligations, all or part of the net proceeds of such sale after deducting the costs, charges and expenses incurred by Bank in connection with such sale. The Note need not be produced in order to complete any such sale or effect such credit. Bank may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law.

          (e) BANK TO TRANSFER ITS INTEREST IN COLLATERAL. Bank shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a sale thereof under this
Section 8.2;

          (f) OTHER RIGHTS. Bank's right to seek and recover judgment on the Obligations shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Agreement. Neither the Lien of the Security Agreement nor any rights or remedies of Bank shall be impaired by the recovery of any judgment by Bank against Borrower or by the levy.

          8.3 PROCEEDS OF COLLATERAL. All cash proceeds received by Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be held by Bank as collateral for, and then promptly thereafter applied by Bank against, all or any part of the amounts due under the Note and the other Obligations in such order as Bank shall elect. Any surplus of such cash or cash proceeds held by Bank and remaining after payment in full of all the Obligations shall be paid over to Borrower or to whomsoever may be lawfully entitled to receive such surplus.

          8.4 WAIVER OF RIGHTS. To the extent permitted by law, Borrower hereby waives its right to seek, and hereby agrees that it will not seek or derive any benefit or advantage from, any of the following whether now existing or hereafter in effect:

          (a) any stay, extension, moratorium or similar law with respect to the Collateral or the Obligations;

          (b) any law allowing for the redemption of any portion of the Collateral after a sale thereof under Section 8.2 hereof; and

          (c) any right to have any portion of the Collateral after an Event of Default shall have occurred.

Borrower covenants not to hinder, delay or impede the exercise of any right or remedy of Bank under or in respect of this Agreement and agrees to suffer and permit the exercise of such remedy.


                                 IX.    MISCELLANEOUS

          9.1 FURTHER ASSURANCE. From time to time within five (5) Business Days after the Bank's demand, the Borrower will execute and deliver such additional documents and provide such additional information as may be reasonably requested by the Bank to carry out the intent of this Agreement. Without limiting the generality of the foregoing, Borrower will: mark conspicuously each of its records pertaining to the Collateral with a legend in form and substance satisfactory to Bank, indicating that such Collateral is subject to the security interest Granted by the Security Agreement; and execute and file such documents with the FAA , such financing or continuation statements, or amendments hereto or thereto, and such other instruments or notices, as may be necessary or reasonably desirable, or as Bank may reasonably request, in order to perfect and preserve the security interests Granted or purported to be Granted by the Security Agreement.

          9.2 REPORTS, ETC. Borrower will furnish to Bank from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Bank may reasonably request, all in reasonable detail.

          9.3 BANK MAY PERFORM. If Borrower fails to perform any agreement contained herein, then Bank may itself perform, or cause performance of, such agreement, and the expenses of Bank incurred in connection therewith shall be payable by Borrower; provided, that to the extent practicable and permitted by law, Bank shall give Borrower prior notice of its intention to perform for Borrower.

          9.4 BANK'S DUTIES. The powers conferred on Bank hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Bank shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to any Collateral.

          9.5 ENFORCEMENT AND WAIVER BY THE BANK. The Bank shall have the right at all times to enforce the provisions of the Loan Documents as they may be amended from time to time, in strict accordance with their terms, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time or times. The failure of the Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of the Loan Documents or as having in any way or manner modified or waived the same. All rights and remedies of the Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

          9.6 GENERAL INDEMNITY. The Borrower agrees to indemnify, protect and hold harmless the Bank, and its assigns, directors, officers, employees, agents or representatives (each an "Indemnified Party") from and against all losses, damages, injuries, liabilities, claims, suits, obligations, penalties, actions, judgments, costs, interest and demands of any kind or nature whatsoever (all the foregoing losses, damages etc. are the "indemnified liabilities"), and expenses in connection therewith (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnified Party shall be designated a party thereto, and the expenses of investigation by engineers, environmental consultants and similar technical personnel; provided, that Borrower shall not be liable for the fees, costs and expenses of more than one separate counsel (unless additional counsels are reasonably necessary as a result of a conflict between the Indemnified Parties) at the same time for all Indemnified Parties indemnified hereunder in connection with the same action and any separate but substantially similar or related action in the same jurisdiction) arising out of, in connection with, or as the result of (i) any claim for personal injury or property damage arising from the manufacture, construction, purchase, acceptance, rejection, operation, use, modification, maintenance, registration, condition, possession, storage or repossession of the Collateral, or any claim relating to any laws, rules or regulations, (including, without limitation, environmental control, noise and pollution laws, rules or regulations), (ii) the entering into or performance of this Agreement, the Note, the Security Instruments and the other Loan Documents,
(iii) the enforcement of any rights thereunder or (iv) the retention by the Bank of a security interest in the Collateral, and in each case arising during the period of any operation, use, delivery, rejection, storage or repossession of the Aircraft while a security interest therein remains in the Bank or during the exercise of the remedies of Bank pursuant to any of the provisions of this Agreement; provided, however, that the Borrower shall have no obligation to so indemnify any Indemnified Party for any indemnified liabilities arising solely from the willful misconduct or gross negligence of such Indemnified Party. The foregong indemnity shall survive the termination of this Agreement, the Note and the Security Instruments and payment in full of the Obligations.

          9.7 EXPENSES OF THE BANK. The Borrower will, on demand, reimburse to the Bank all reasonable expenses, including reasonable attorneys' fees (including allocated costs of the Bank's in-house counsel), incurred by the Bank in connection with the administration (including, without limitation, expenses relating to any consent requested by Borrower under the Loan Documents), amendment, modification, workout or enforcement of the Loan Documents and the collection or attempted collection of the indebtedness evidenced by the Loan Documents, whether or not legal proceedings are commenced.

          9.8 NOTICES. Any notices or consents required or permitted by this Agreement or the remainder of the Loan Documents shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or by facsimile, at the addresses or facsimile numbers noted below, unless such address or facsimile number is changed by written notice hereunder:





                BORROWER                                   BANK

           HAWAIIAN AIRLINES, INC.                         BANK OF HAWAII
           ATTN: Vice President - Finance and Treasurer    ATTN: Mr. Peter Ho, Vice President
           3375 Koapaka Street, Suite G350                 Corporate Bank Hawaii
           Honolulu, Hawaii  96819                         130 Merchant Street
           PHONE: ______________                           Honolulu, Hawaii  96813
           FAX: ______________                             PHONE: ______________
                                                           FAX: ______________




          9.9 WAIVER AND RELEASE BY THE BORROWER. To the maximum extent permitted by applicable law, the Borrower:

          (a) Waives notice and opportunity to be heard, after acceleration of the indebtedness evidenced by the Loan Documents, before exercise by the Bank of the remedy of setoff or of any other remedy or procedure permitted by any applicable law or by any prior agreement with the Borrower, and, except where specifically required by this Agreement or by any applicable law, notice of any other action taken by the Bank; and

          (b) Waives presentment, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, or enforcement of this Agreement, and consents to any extension of time (and even multiple extensions of time for longer than the original term), renewals, releases of any person or organization liable for the payment of the Obligations under this Agreement, and waivers or modifications or other indulgences that may be granted or consented to by the Bank in respect of the Loan and other extensions of credit evidenced by this Agreement; and

          (c) Releases the Bank and its officers, agents and employees from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct or gross negligence.

          9.10 RISK OF LOSS. Borrower shall bear all risk of any loss of or damage to the Collateral so long as any amount remains outstanding under this Agreement or the Note, and in no event shall Bank be liable for such loss or damage.

          9.11 SALES AND PARTICIPATIONS. The Borrower consents to the Bank's negotiation, offer, and sale to other third parties ("Participants") of the Loan or participating interests in the Loan, to any and all discussions and agreements heretofore or hereafter made between the Bank and any Participant or prospective Participant regarding the interest rate, fees, and other terms and provisions applicable to the Loan, and to the Bank's disclosure to any Participant or prospective Participant, from time to time, of such financial and other information pertaining to the Borrower and the Loan as the Bank and such Participant or prospective Participant may deem appropriate (whether public or non-public, confidential or non-confidential, and including information relating to any insurance required to be carried by the Borrower and any financial or other information bearing on the Borrower's creditworthiness and the value of any Collateral); provided, however, that such disclosure shall be on a confidential basis as to any information that is non-public or confidential and subject to a confidentiality agreement executed by the Participant or prospective Participant with respect to any information that is non-public or confidential; provided, further, that the Bank shall provide to the Borrower prior written notice of such intended disclosure and the identity of the Participant or prospective Participant to whom such disclosure will be made; provided, further, that if two or more parties hold an interest in the Loan, they shall designate a lead lender or agent to act on behalf of all Participants and the Bank with respect to the Loan. The Borrower acknowledges that the Bank's disclosure of such information to any Participant or prospective Participant constitutes an ordinary and necessary part of the process of effectuating and servicing the Loan.

          9.12 APPLICABLE LAW; CONSENT TO JURISDICTION AND VENUE; WAIVER OF JURY TRIAL. THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND ALL MATTERS RELATING THERETO ARE DELIVERED IN THE STATE OF HAWAII AND SHALL, EXCEPT TO THE EXTENT OTHERWISE REQUIRED BY APPLICABLE LAW, BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF HAWAII

WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF HAWAII AND AGREES THAT BANK MAY, AT ITS OPTION, ENFORCE ITS RIGHTS HEREUNDER AND UNDER THE NOTE AND OTHER SECURITY INSTRUMENTS IN SUCH COURTS. BORROWER HEREBY IRREVOCABLY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM TO MAINTENANCE OF ANY ACTION OR PROCEEDING BY BANK IN SUCH COURTS. BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR ANY OTHER SECURITY INSTRUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          9.13 BINDING EFFECT. This Agreement shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, and shall be binding on the parties hereto and their respective successors and assigns.

          9.14 MERGER. This Agreement and the remainder of the Loan Documents constitute the full and complete agreement between the Bank and the Borrower with respect to the Loan, and all prior oral and written agreements, commitments and undertakings shall be deemed to have been merged into the Loan Documents and such prior oral and written agreements, commitments and undertakings shall have no further force or effect except to the extent expressly incorporated in the Loan Documents.

          9.15 AMENDMENTS; CONSENTS. No amendment, modification, supplement, termination, or waiver of any provision of this Agreement or the other Loan Documents, and no consent to any departure by the Borrower therefrom, may in any event be effective unless in writing signed by the Bank, and then only in the specific instance and for the specific purpose given.

          9.16 ASSIGNMENTS.

          (a) Except as set forth in Section 5.5, the Borrower shall have no right to assign any of its rights or obligations under the Loan Documents without the prior written consent of the Bank.

          (b)  The Bank may sell participations in the Loan, as contemplated by
Section 9.11 above, and the Bank may assign the Loan Documents (or the receivables evidenced thereby) to a Federal Reserve Bank or to any other agency or instrumentality of the United States of America to support borrowings of Federal funds.

          9.17 SEVERABILITY. If any provision of any of the Loan Documents shall be held invalid under any applicable law, such invalidity shall not affect any other provision of the Loan Documents that can be given effect without the invalid provision, and, to this end, the provisions of the Loan Documents are severable.

          9.18 SURVIVAL. All agreements, covenants, representations, warranties and conditions contained in this Agreement or made pursuant to the provisions hereof shall survive the execution and delivery of this Agreement until the Obligations shall have been paid and performed in full. All statements by Borrower contained in any certificate or other instrument delivered pursuant to the provisions of this Agreement or any other Security Instrument shall constitute the representations and warranties of Borrower.

          9.19 THE BANK'S RIGHT OF SETOFF; SECURITY INTEREST IN ACCOUNTS. At any time the Bank may set off obligations owed by the Bank to the Borrower (such as balances in checking and savings accounts) against the Obligations, whether or not a Default or an Event of Default shall have occurred or shall have been declared, and without first resorting to other Collateral. To secure the Obligations, the Borrower grants to the Bank a security interest in all checking, savings and other deposit accounts now or hereafter maintained by the Borrower with the Bank.

          9.20 TIME IS OF THE ESSENCE. Time is of the essence under and in respect of this Agreement.

          9.21 HEADINGS. The headings of the various provisions of this Agreement are inserted for convenience of reference only and shall not affect the meaning or construction of any provision.

          9.22 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original instrument and all of which shall together constitute one and the same agreement.

          9.23 DISPUTE RESOLUTION. Any controversy or claim arising out of or relating to this Agreement or any of the other Loan Documents shall, at the request of either party, be decided by binding arbitration conducted in the State of Hawaii without a judge or jury, under the auspices of the American Arbitration Association or Dispute Prevention and Resolution, Inc. in accordance with Chapter 658 of the Hawaii Revised Statutes and the respective and applicable rules of the aforementioned organizations. The arbitrator will apply any applicable statute of limitations and will determine any controversy concerning whether an issue is arbitrable. Judgment upon the arbitration award may be entered in any court having jurisdiction. The prevailing party will be entitled to recover its reasonable attorneys' fees and costs as determined by the arbitrator. This agreement to arbitrate shall not limit or restrict the right, if any, of any party to exercise before, during or following any arbitration proceeding, with respect to any claim or controversy, self help remedies such as setoff, to foreclose a mortgage or lien or other security interest in any Collateral judicially or by power of sale, or to obtain provisional or ancillary remedies such as injunctive relief from a court having jurisdiction. Either party may seek those remedies without waiving the right to submit the controversy or claim in question to arbitration.

          9.24 COURT ORDER AFFECTING BANK. If any third party obtains a court order enjoing or prohibiting Bank from performing its obligations under the Loan Documents, the Bank may, at its option, cease the performance of such obligations.

                                  X.    DEFINITIONS


     When used in this Agreement, the following capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          10.1 ADDITIONAL INSUREDS shall have the meaning set forth in Section 7.1.

          10.2 AGREEMENT shall have the meaning set forth in the first paragraph hereof.

          10.3 AIRCRAFT shall mean the Airframe together with the Engines (or any Engine which may from time to time be substituted, pursuant to Section 7.2 hereof, for any of such Engines), whether or not any of such initial or substituted Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, and where the context permits, references to the "AIRCRAFT" shall include the Manuals and Technical Records. The Aircraft is more particularly described in SCHEDULE A hereto.

          10.4 AIRFRAME shall mean (i) the McDonnell Douglas DC10-30 Aircraft (except Engines or engines from time to time installed thereon) to be sold by Seller to the Borrower pursuant to the Lease and (ii) any and all Parts so long as the same shall be incorporated or installed in or attached to such airframe, or so long as Bank maintains a security interest in such Parts in accordance with the terms of Section 6.2(a) hereof, after removal from such airframe.

          10.5 ASSIGNED AGREEMENT shall have the meaning set forth in the Security Agreement.

          10.6 BANK shall have the meaning set forth in the first paragraph hereof.

          10.7 BASE RATE means the primary index rate established from time to time by the Bank in the ordinary course of its business and with due consideration of the money market, and published by intrabank memoranda for the guidance of its loan officers in pricing all of is loans which float with the Base Rate.

          10.8 BUSINESS DAY means any day on which the Bank is open to the public for carrying on substantially all of its banking functions.

          10.9 BILLS OF SALE means two (2) bills of sale for the Aircraft, each duly executed by Seller, in favor of Borrower, one of which is a Federal Aviation Administration form Bill of Sale on AC Form 8050-2 to be filed with the Federal Aviation

Administration, and the other of which is a warranty bill of sale executed by Seller for the benefit of Borrower, specifically referring to the Engines and the Airframe.

          10.10 BORROWER shall have the meaning set forth in the first paragraph hereof.

          10.11 CAPITAL LEASE shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of such Person.

          10.12 CAPITAL STOCK of any person shall mean any and all shares, partnership and other interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such person.

          10.13 CASH FLOW means Borrower's EBITDA, less Maintenance Capital Expenditures.

          10.14 CERTIFICATED CARRIER means any certificated air carrier with respect to which the protection of Section 1110 of Title 11 of the United States Code, or any successor statute providing protection to lessors and secured parties of aircraft in airline bankruptcies, is generally available.

          10.15     CLOSING DATE shall have the meaning given in Article II.

          10.16     COLLATERAL shall have the meaning given in the Security
Agreement.

          10.17 CONSOLIDATED SUBSIDIARIES shall mean, for any person, all subsidiaries of such person that should be consolidated with such person for financial reporting purposes in accordance with GAAP.

          10.18 DEBT SERVICE shall mean, for any period, the sum of all scheduled and of all required payments during such period in respect of all Funded Debt.

          10.19 DEBT SERVICE COVERAGE RATIO means the ratio of Borrower's Cash Flow for the four fiscal quarters immediately preceding the date of determination (including the Cash Flow of Borrower's Consolidated Subsidiaries) to Borrower's Debt Service (including the Debt Service of Borrower's Consolidated Subsidiaries) for the same period.

          10.20 DEFAULT shall mean an event or occurrence which upon the giving of notice and/or the passage of time shall constitute an Event of Default.

          10.21 DISQUALIFIED STOCK of any person shall mean (a) any Capital Stock of such person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise,

(ii) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock or (iii) is redeemable or subject to any mandatory repurchase requirement at the option of the holder thereof, in whole or in part, in each case on or prior to the seventh anniversary of the Closing Date and (b) any Preferred Stock of such person.

          10.22 EBITDA shall mean, for any period, (a) Net Income for such period, PLUS, (b) the following to the extent deducted in computing such Net
Income: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization of tangible and intangible assets and (iv) other non-cash charges or non-cash losses, MINUS, to the extent not already deducted in computing such Net Income: (i) dividends paid and (ii) extraordinary items, all determined in accordance with GAAP.

          10.23 ENGINE shall mean each of the three General Electric CF6-50C2 engines listed by manufacturer's serial numbers on SCHEDULE A attached hereto relating to the Airframe, whether or not from time to time installed on such Airframe or installed on any other airframe or on any other aircraft, and
(ii) any engine which may from time to time be substituted, pursuant to Section
7.2 hereof, for an Engine; together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as Bank maintains a security interest in such Parts in accordance with the terms of Section 6.2 hereof after removal from such Engine. The term "ENGINES" shall mean, as of any date of determination, all Engines hereunder.

          10.24 ERISA shall have the meaning set forth in Section 3.16 hereof.

          10.25     EVENT OF DEFAULT shall have the meaning given in Section
8.1.

          10.26 EVENT OF LOSS with respect to the Aircraft, the Airframe or any Engine shall mean any of the following events with respect to such property:
(i) loss of such property or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss; (iii) requisition of title by any government or governmental agency or requisition of use ("REQUISITION FOR USE") by any government or governmental agency (other than the United States of America or any agency or subdivision thereof) for more than 90 days; (iv) as a result of any rule, regulation, order or other action by the FAA or other governmental body (including, without limitation, any foreign governmental body) having jurisdiction, the use of such property in the normal course of business of air transportation shall have been prohibited, or such property shall have been declared unfit for use, for a period of six consecutive months, unless the Borrower, prior to the expiration of such six-month period, shall have undertaken and, in the opinion of Bank, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by the Borrower or, in any event, if use shall have been prohibited, or such property shall have been declared unfit for use, for a period of eighteen consecutive months; and (v) with respect to the Aircraft, the operation or location of the Aircraft while under Requisition of Use by the United States government, or any state or local authority within the United States or any instrumentality or agency of the foregoing, in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft required by the terms of Section 7.1 hereof, if the Borrower is unable to obtain indemnity in lieu thereof from such government, authority, instrumentality or agency or if the Borrower is unable to effect such special insurance coverage as the Bank may reasonably require. The date of occurrence of such Event of Loss shall be the date of such theft, disappearance, destruction, damage, Requisition of Use or prohibition of, or unfitness for use, for the stated period. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe. An Event of Loss with respect to any Engine shall not, without loss of the Airframe, be deemed an Event of Loss with respect to the Aircraft.

          10.27 FAA means the United States Federal Aviation Administration and any successor agency or agencies thereto.

          10.28 FAA RULES AND REGULATIONS mean the rules and regulations of the FAA now or hereafter in effect.

          10.29 FEDERAL AVIATION ACT shall mean Title 49, Subtitle VII of the United States Code.

          10.30 FIRST AMENDMENT TO 1998 SECURITY AGREEMENT shall mean an amendment, in form and substance satisfactory to Bank, amending the 1998 Security Agreement to include the Obligations hereunder in the "Obligations" secured thereby.

          10.31 FIXED CHARGE COVERAGE RATIO means the ratio of (i) Borrower's EBITDA for the four fiscal quarters immediately preceding the date of determination, plus actual aircraft rents paid by Borrower for the same period, to (ii) the sum of all actual aircraft rents paid, plus interest expense and principal payments paid on Funded Debt for the same period.

          10.32 FOREIGN PERMITTED AIR CARRIER shall have the meaning set forth in Section 6.1(b) hereof.

          10.33 FUNDED DEBT means, on and as of the date of calculation thereof, the aggregate principal amount, determined in accordance with GAAP, of all obligations for borrowed money, all recourse obligations on investments, all obligations evidenced by bonds, debentures, notes or other similar instruments, and all obligations under Capital Leases.

          10.34 FUNDED DEBT TO CASH FLOW RATIO means the ratio of Borrower's Funded Debt as of the date of determination (including the Funded Debt of Borrower's Consolidated Subsidiaries) to Borrower's Cash Flow (including the Cash Flow of Borrower's Consolidated Subsidiaries) for the four fiscal quarters immediately preceding the date of determination.


          10.35 GAAP shall mean generally accepted accounting principles, applied on a consistent basis.

          10.36 GRANT means to grant, bargain, sell, warrant, remise, release, convey, assign, transfer, mortgage, pledge, deposit, set over, confirm or create a security interest under any applicable body of law, including without limitation, the FAA Rules and Regulations, as applicable. A grant with respect to any instrument, document or agreement shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the right to generally do anything which the granting party then is or thereafter may be entitled to do thereunder or with respect thereto.

          10.37 HAWAII UCC means the Hawaii Uniform Commercial Code, Articles 1-11, as now in effect and as hereafter amended from time to time.

          10.38 IMPROVEMENTS shall have the meaning set forth in Section 6.2(c) hereof.

          10.39     INDEMNIFIED PARTY shall have the meaning set forth in
Section 7.1 hereof.

          10.40 INTANGIBLE ASSETS means the amount (to the extent reflected in determining such consolidated stockholders' equity as set forth in (a) above) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within 12 months after the acquisition of such business) subsequent to June 30, 1998 in the book value of any assets owned by Borrower or Consolidated Subsidiaries and
(ii) all goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets.

          10.41 LEASE means the Aircraft Lease dated as of February 22, 1999, between the Borrower and the Seller, as amended, modified, supplemented, restated and/or replaced prior to the date hereof.

          10.42 LIEN means any lien, claim, charge, security interest, mortgage, pledge and/or other encumbrance of any nature whatsoever.

          10.43     LOAN shall have the meaning given in Section 1.1.

          10.44     LOAN DOCUMENTS shall have the meaning given in Section 1.5.

          10.45 MAINTENANCE CAPITAL EXPENDITURES shall mean, for any period, the sum of all amounts that would, in accordance with GAAP, be included capital expenditures with respect to the repair and maintenance of Borrower's aircraft on a consolidated statement of cash flows for the Borrower and its Consolidated Subsidiaries during such period (including the amount of assets leased under any Capital Lease). Notwithstanding the foregoing, the term "Maintenance Capital Expenditures" shall not include capital expenditures related to induction, renovation and major maintenance for aircraft new to Borrower's fleet during the first twelve months following the acquisition of such aircraft.

          10.46 MANUALS AND TECHNICAL RECORDS means all records, logs, manuals, technical data, inspection, modification and overhaul records and other materials and documents (whether kept or to be kept in compliance with any regulation of the FAA or any other governmental body having jurisdiction) or otherwise relating to the Aircraft including but not limited to those manuals and technical records set out in SCHEDULE D hereto.

          10.47 NOTE means Borrower's Promissory Note in the original principal amount of _________________________ payable to Bank, substantially in the form of SCHEDULE B attached hereto.

          10.48 NET INCOME shall mean, for any period, net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          10.49     OBLIGATIONS shall have the meaning given in Section 1.6.

          10.50     PARTICIPANTS shall have the meaning given in Section 9.11.

          10.51 PARTS shall mean all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines), which may from time to time be incorporated or installed in or attached to the Airframe or any Engine.

          10.52 PBGC shall have the meaning set forth in Section 3.16 hereof.

          10.53     PERMITTED AIR CARRIER shall have the meaning set forth in
Section 6.1(b) hereof.

          10.54 PERMITTED CONTEST means any contest by Borrower with respect to any Lien or taxes (including, without limitation, income, sales, use, franchise, gross receipts taxes), so long as Borrower shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its liability therefor, by appropriate Proceedings and (a) such contest shall not involve any material danger of (i) the sale, forfeiture or loss of the Aircraft or any material part thereof or (ii) any interference with the use of the Aircraft or any material part thereof or (b) Borrower shall have provided to Bank adequate assurances in Bank's reasonable judgement for the payment of such amounts being contested. With respect to Section 8.1(n) hereof, PERMITTED CONTEST means any contest by Borrower with respect to such court order, so long as Borrower shall contest, in good faith and at its expense, the existence and validity of such order, by appropriate Proceeding and such contest shall not (a) involve any material danger of (i) the sale, forfeiture or loss of the Aircraft or any material part thereof or (ii) any interference with the use of the Aircraft or any material part thereof or (b) result in a Default or Event of Default described in Sections 8.1(a) through (m) or in Section 8.1(o).

          10.55 PERMITTED ENCUMBRANCES, with respect to the Collateral, means (i) the Security Agreement, the 1998 Security Agreement, this Agreement and any assignment by or in favor of Bank permitted hereby, (ii) Liens for taxes either not yet due or being diligently contested by the Lessee in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings, if counsel for the Bank shall have determined that the nonpayment of any such tax or the contest of any such payment in such proceedings does not, in the opinion of such counsel, involve any material danger of the sale, forfeiture or loss of the Airframe or any Engine, title thereto or any interest therein, (iii) inchoate materialmen's, mechanics', workmen's, repairmen's and employees' or other like Liens arising in the ordinary course of business and for amounts the payment of which is either not yet due or being contested by the Borrower in good faith (and for the payment of which adequate reserves have been provided) with due diligence and by appropriate proceedings, if counsel for the Bank shall have determined that the nonpayment of such amount or the contest of such payment does not, in the opinion of such counsel, involve any material danger of the sale, forfeiture or loss of the Airframe or any Engine, title thereto or any interest therein, (iv) so long as no Event of Default shall have occurred and is continuing, Liens arising out of judgments or awards against Borrower not covered by insurance with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review, (v) purchase money security interests in connection with Parts installed on the Aircraft or any Engine provided that such Parts supplement rather than replace existing Parts, can be removed without damaging the Aircraft or Engines or diminishing their value below their value, utility, condition and airworthiness prior to the incorporation, installation, attachment or addition of such Parts and provided that such security interests do not attach to the Aircraft, any Engine or any other Part of the aircraft, (vi) Liens permitted by Section 6.1(b) and Section 6.2(b) hereof, and (vii) such other Liens as may be consented to in writing by the Bank.

          10.56 PERSON means an individual or a corporation, limited liability company, partnership, trust, association, joint venture, joint stock company, firm or other enterprise or government (or a political subdivision or any agency, department or instrumentality thereof) or other entity of any kind.

          10.57 PLAN means any "employee benefit pension plan" or other "plan" (including a "multiemployer plan" as defined in Section 3(37) of ERISA) established or maintained, as to which contributions have been made, by Borrower or any Subsidiary or Affiliate of Borrower for their respective employees and which is covered by Title IV of ERISA or to which Section 412 of the Internal Revenue Code of 1986, as amended applies.

          10.58 PREFERRED STOCK, as applied to the Capital Stock of any corporation, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          10.59     PREPAYMENT PREMIUM shall have the meaning set forth in
Section 1.4(6).

          10.60 PROCEEDING means any suit in equity, action at law or other judicial or administrative proceeding.

          10.61     REPLACEMENT PARTS shall have the meaning set forth in
Section 6.2(a) hereof.

          10.62 REQUISITION OF USE shall have the meaning set forth in the definition of Event of Loss.

          10.63 SECURITY AGREEMENT shall mean the Aircraft Security Agreement dated as of the date hereof between Bank and Borrower, as the same may be amended from time to time.

          10.64     1998 SECURITY AGREEMENT shall have the meaning set forth in
Section 1.3.

          10.65 SECURITY INSTRUMENT means each of this Agreement, the Security Agreement and any other instrument, document, financing statement or agreement with respect to which any right or interest in or with respect to the Collateral has been Granted to Bank.

          10.66 SELLER means Fin 3 Limited, an Irish limited liability company.

          10.67 SUBSIDIARY means any corporation more than fifty percent (50%) of the outstanding voting stock of which at the time is owned directly or indirectly by a Person and/or one of its Subsidiaries.

          10.68 TANGIBLE NET WORTH shall mean, as of any date, (a) the total of all amounts which would, in accordance with GAAP, be included on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of such date as (i) the par or stated value of all outstanding Capital Stock of the Borrower, (ii) paid-in capital or capital surplus relating to such Capital Stock and (iii) any retained earnings or earned surplus, less (1) any accumulated deficit and (2) any amounts attributable to Disqualified Stock MINUS
(b) Intangible Assets.

     IN WITNESS WHEREOF, the Borrower and the Bank have duly executed this Agreement.


HAWAIIAN AIRLINES, INC.                     BANK OF HAWAII


By:  /S/                               By: /S/
          ----------------------           ---------------------
    Its                                Its
          ----------------------           ---------------------

                                                              Bank
By: /S/
   ----------------------------
   Its
         ----------------------

                       Borrower

                                      SCHEDULE A
                                          TO
                               AIRCRAFT LOAN AGREEMENT
                                 Dated March 29, 1999
                                       between
                      Hawaiian Airlines, Inc., as Borrower, and
                               Bank of Hawaii, as Bank


                              DESCRIPTION OF AIRCRAFT

     One (1) McDonnell Douglas DC10-30 Aircraft which consists of the following components:

          (a) airframe: FAA Registration Mark N141AA; manufacturer's serial no. 46713;

          (b) engines: three (3) General Electric CF6-50C2 engines bearing, respectively, manufacturer's serial nos. 455497, 455121 and 455261 (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower); and

          (c) standard accessories and equipment and such other items fitted or installed on the Aircraft.

                                     SCHEDULE B
                                         TO
                              AIRCRAFT LOAN AGREEMENT
                                Dated March 29, 1999
                                      between
                     Hawaiian Airlines, Inc., as Borrower, and
                              Bank of Hawaii, as Bank



                                  PROMISSORY NOTE

______________                                            ________________, 1999

     The undersigned ("Borrower") promises to pay to the order of ______________ ("Bank") the principal amount of ______________ or so much thereof as shall have been disbursed by Bank and may remain outstanding, together with interest on outstanding balances of principal, in accordance with and under the terms of that certain Aircraft Loan Agreement of even date, between Bank and Borrower, relating to the Loan therein described.

                                      HAWAIIAN AIRLINES, INC.



                                      By
                                         ------------------------------
                                         Its



                                     By
                                        --------------------------------
                                        Its

                                                                 Borrower

                                     SCHEDULE C
                                         TO
                              AIRCRAFT LOAN AGREEMENT
                                Dated March 29, 1999
                                      between
                     Hawaiian Airlines, Inc., as Borrower, and
                              Bank of Hawaii, as Bank

                               COMPLIANCE CERTIFICATE

DATE:_______________________

TO:  Bank of Hawaii
     Attn:  Mr. Peter Ho, Vice President
     Corporate Bank Hawaii
     130 Merchant Street
     Honolulu, Hawaii  96813
     Facsimile No.:  (808) 537-8943

SUBJECT: Aircraft Loan Agreement (the "Agreement") dated _______________, 1999, between BANK OF HAWAII (the "Bank") and HAWAIIAN AIRLINES (the "Borrower").

     Pursuant to Section 4.4(c) of the Agreement, the Borrower hereby certifies as follows (capitalized terms not defined herein shall have the respective meanings assigned in the Agreement):

     1. The information furnished in Attachment A hereto is true and correct as the last day of the fiscal quarter preceding the date of this Compliance Certificate.

     2. The financial reports delivered to the Bank concurrently herewith were prepared in accordance GAAP and fully and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, except in the case of quarterly financial reports, which are subject to changes resulting from normal year-end adjustments, and as of the date of this certificate, there have been no material adverse changes in the financial condition or business of the Borrower from the date of the financial reports delivered concurrently herewith.

     3. As of the date hereof, no event has occurred and is continuing that constitutes an Event of Default or a Default. The Borrower has observed and performed all of Borrower's covenants and other agreements, and satisfied every condition, contained in the Agreement and in the other Loan Documents, to be observed, performed or satisfied by Borrower.

                                         HAWAIIAN AIRLINES


                                         By
                                            ----------------------------------
                                            Its

                                                                   Borrower

                                    Attachment A
                             To Compliance Certificate
                                Dated March 29, 1999


FUNDED DEBT TO CASH FLOW RATIO (attach calculation):

     Permitted maximum:  ___ to one                    _________________

TANGIBLE NET WORTH (attach calculation):

     Required minimum: ______________ plus
     the amount equal to (1) ____ of any
     additional equity or capital stock
     issued by Borrower after June 30, 1998,
     plus (2) ___ of Net Income (if and
     only if positive) each fiscal quarter
     commencing after June 30, 1998,
     to and including fiscal quarter
     ended ____________                           $___________________________

DEBT SERVICE COVERAGE RATIO (attach calculation):

     Required minimum:  ___ to one for
     financial reporting periods through
     December 31, 2000 and 2.0 to one
     thereafter                                   _____________________________

FIXED CHARGE RATIO (attach calculation)

     Required minimum:  1.5 to one                _____________________________

                                     SCHEDULE D
                                         TO
                              AIRCRAFT LOAN AGREEMENT
                                Dated March 29, 1999
                                      between
                     Hawaiian Airlines, Inc., as Borrower, and
                              Bank of Hawaii, as Bank


                           MANUALS AND TECHNICAL RECORDS:

MANUALS

1    FAA APPROVED AIRCRAFT FLIGHT MANUAL
2    AIRCRAFT MAINTENANCE MANUAL
3    AIRCRAFT OVERHAUL MANUAL
4    AIRCRAFT WIRING MANUAL
5    AIRCRAFT STRUCTURAL REPAIR MANUAL
6    AIRCRAFT WEIGHT & BALANCE MANUAL, LOADING MANUAL, BASIS AND SUPPLEMENT
7    MEL & CDL
8    CF6 MAINTENANCE MANUAL
9    CF6 OVERHAUL MANUAL
10   CF6 IPC
11   CF6 SB LIST
12   MAINTENANCE CHECK MANUAL
13   ENGINEERING SPECIFICATION MANUAL

DOCUMENTS

1    CERTIFICATE OF AIRWORTHINESS
2    CERTIFICATE OF REGISTRATION
3    SANITARY CERTIFICATE

RECORDS

1    ALL PREVIOUSLY SUPPLIED AA RECORDS
2    IAI PERFORMED TRANSIT CHECKS
3    IAI PERFORMED A CHECKS
4    IAI PERFORMED B CHECKS
5    VENDOR PERFORMED C CHECKS
6 IAI APPROVED COMPLIANCE AIRWORTHINESS DIRECTIVES RECORDS FOR ENGINES, AIRFRAME AND APPLIANCES
7 IAI APPROVED COMPLIANCE SERVICE BULLETIN RECORDS FOR ENGINES, AIRFRAME AND APPLIANCES
8    IAI PREDICTIVE REPORT (REPORT NBR 10) FOR ALL TIME CONTROLLED
     TASKS/COMPONENTS

                                     SCHEDULE E
                                         TO
                              AIRCRAFT LOAN AGREEMENT
                               Dated March 29, 1999
                                      between
                     Hawaiian Airlines, Inc., as Borrower, and
                              Bank of Hawaii, as Bank


                           FOREIGN PERMITTED AIR CARRIERS

                    Aeromexico
                    British Airways
                    Canadian Airways
                    Iberia
                    Japan Air Lines
                    Japan Air System
                    Varig

                                     SCHEDULE F
                                         TO
                              AIRCRAFT LOAN AGREEMENT
                               Dated March 29, 1999
                                      between
                     Hawaiian Airlines, Inc., as Borrower, and
                              Bank of Hawaii, as Bank

     The Department of Taxation, State of Hawaii (the "DOT"), has been in discussions with Borrower regarding a potential assessment of general excise tax payments ("GET") on lease rents paid since 1989 to lessors of DC9 aircraft used by Borrower intrastate. Pursuant to the respective leases, Borrower as lessee
would be liable for such assessment.   Borrower has asserted that any such
assessment would be relevant only to lease rent paid under operating leases (not capitol leases), that Borrower would not be liable for any assessment for periods prior to its 1994 discharge in bankruptcy, and that any assessment would
be subject to various other defenses.   The DOT has recently indicated that
capitol leases may be treated as sale transactions, also subject to GET.

     The matter is under negotiation with the DOT.

                                       ANNEX A
                                         TO
                              AIRCRAFT LOAN AGREEMENT
                               Dated March 29, 1999
                                      between
                     Hawaiian Airlines, Inc., as Borrower, and
                                  Bank of Hawaii,
                                      as Bank


                                 CLOSING DOCUMENTS

1.   The original of the Note;

2.   The original of the Loan Agreement;

3.   The original of the Security Agreement;

4.   Copies of the Bills of Sale;

5.   The FAA Aircraft Registration Application;

6. Uniform Commercial Code filings as deemed appropriate by Bank's counsel duly executed by Borrower and necessary third parties; and

7.   The original of the First Amendment to 1998 Security Agreement.